Exhibit D

EXECUTION VERSION

AMENDMENT NO. 1 TO THE CONSORTIUM AGREEMENT

This AMENDMENT NO. 1 TO THE CONSORTIUM AGREEMENT, dated as of April 5, 2016 (this “Amendment”), is made by and among (a) Yan Tang (“Mr. Tang”), (b) Matrix Partners China II Hong Kong Limited, a company incorporated under the laws of Hong Kong (“Matrix”), (c) Sequoia Capital China Investment Management L.P., a company organized and existing under the laws of the People’s Republic of China (“Sequoia”), (d) Huatai Ruilian Fund Management Co., Ltd., a company organized and existing under the laws of the People’s Republic of China (“Huatai Ruilian” and together with Mr. Tang, Matrix and Sequoia, the “Original Parties”), (e) Alibaba Investment Limited, a limited liability company incorporated under the laws of the British Virgin Islands (“Alibaba”) and (f) Rich Moon Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Yunfeng”).

WHEREAS, on July 6, 2015, the Original Parties entered into a Consortium Agreement (the “Agreement”); and

WHEREAS, on April 5, 2016, each of Alibaba and Yunfeng was admitted as an addition member of the Consortium (as defined in the Agreement) and became a party to the Agreement by virtue of the execution and delivery of an adherence agreement in the form attached to the Agreement.

1. The parties hereto hereby agree to amend the Agreement as follows:

(a) The definition of “Exclusivity Period” in Section 11.01 of the Agreement is hereby deleted in its entirety and replaced with the following definition:

“Exclusivity Period” means the period beginning on July 6, 2015 and ending on the first to occur of (a) April 5, 2017 and (b) the mutually agreed termination of this Agreement pursuant to Section 6.01(b).

(b) The following new Section 5.02 shall be added:

“Section 5.02 Alibaba Exclusivity Obligations. With respect to the obligations of Alibaba pursuant to Section 5.01, (a) “Affiliates” of Alibaba solely for purposes of Section 5.01 shall be deemed to mean, and be limited to, Alibaba Group Holding Limited and any entity of which Alibaba Group Holding Limited, directly or indirectly, owns a majority of its voting securities and (ii) Section 5.01 shall not apply to any Representatives of Alibaba except if any such Representative is directly or indirectly acting for, on behalf of or at the direction of Alibaba or any of its Affiliates (as such term has been modified pursuant to this Section 5.02).”

2. This Amendment shall be deemed incorporated into, and form a part of, the Agreement and have the same legal validity and effect as the Agreement. Except as expressly amended hereby, all terms and provisions of the Agreement are and shall remain in full force and effect, and all references to the Agreement shall hereafter refer to the Agreement as amended by this Amendment, and as it may hereafter be further amended or restated.

3. The provisions of Article X (Miscellaneous) of the Agreement shall apply mutatis mutandis to this Amendment.

4. This Amendment may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile or e-mail signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or e-mail signature, as applicable.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

YAN TANG

/s/ Yan Tang

[Signature Page to Amendment No. 1 to the Consortium Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

MATRIX PARTNERS CHINA II HONG KONG LIMITED

By:	/s/ BARROWS Timothy Allan
	Name:	BARROWS Timothy Allan
	Title:	Director

[Signature Page to Amendment No. 1 to the Consortium Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

SEQUOIA CAPITAL CHINA INVESTMENT MANAGEMENT L.P.

By:	/s/ Kui Zhou
	Name:	Kui Zhou
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to the Consortium Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

HUATAI RUILIAN FUND MANAGEMENT CO., LTD.

By:	/s/ Han Chu
	Name:	Han Chu
	Title:	Managing Director

[Signature Page to Amendment No. 1 to the Consortium Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

ALIBABA INVESTMENT LIMITED

By:	/s/ Timothy A. Steinert
	Name:	Timothy A. Steinert
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to the Consortium Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

RICH MOON LIMITED

By:	/s/ Xin Huang
	Name:	Xin Huang
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to the Consortium Agreement]